UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 7, 2007

DexCom, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware	000-51222	33-0857544
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5555 Oberlin Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 200-0200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01:  Other Events.

On March 7, 2007 DexCom, Inc. (the “Company”) issued a press release announcing the pricing of an additional $20 million aggregate principal amount of 4.75% Convertible Senior Notes due 2027 (the “Additional Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933.  On March 6, 2007, the Company issued a press release announcing the pricing of $40 million aggregate principal amount of Convertible Senior Notes due 2027 (the “Notes”).  The Company intends to use a portion of the net proceeds from the sale of the Additional Notes to enter into call spread transactions on its common stock that relate to the entire amount of Notes and Additional Notes that the Company issues in order to reduce the potential dilution from conversion of the Notes and Additional Notes.  Attached as Exhibit 99.1 is the press release of the Company regarding the pricing of its offering the Additional Notes.  Exhibit 99.1 is incorporated by reference under this Item 8.01.

Item 9.01:  Financial Statements and Exhibits.

(d)   Exhibits.

Number	Description

99.01	Press release dated March 7, 2007 regarding the pricing of an additional $20 million of 4.75% Convertible Senior Notes due 2027.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ Steven J. Kemper
Steven J. Kemper
Chief Financial Officer

Date:  March 7, 2007

Exhibit Index

Number	Description

99.01	Press release dated March 7, 2007 regarding the pricing of an additional $20 million of 4.75% Convertible Senior Notes due 2027.